Exhibit 2

The Instructions accompanying this Letter of Acceptance and Transmittal should be read carefully before this Letter of Acceptance and Transmittal is completed. The Depositary (see last page for addresses and telephone numbers) or your broker or other financial advisor can assist you in completing this Letter of Acceptance and Transmittal.

LETTER OF ACCEPTANCE AND TRANSMITTAL
FOR COMMON SHARES AND CLASS C SHARES
OF FINANCIAL MODELS COMPANY INC.

THE OFFERS WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON JANUARY 28, 2005 UNLESS THE OFFERS ARE EXTENDED OR WITHDRAWN.

This Letter of Acceptance and Transmittal, properly completed and duly executed, together with all other required documents, must accompany certificates for common shares (the “Common Shares”) and/or class C shares (the “Class C Shares” and, together with the Common Shares, the “FMC Shares”) of Financial Models Company Inc. (“FMC”) deposited pursuant to the offers (the “Offers”) dated December 23, 2004 made by Linedata Services S.A. (“Linedata”) and its wholly owned subsidiary Linedata Services Canada Inc. (“Linedata Canada” and together with Linedata, the “Offerors”).  The terms and conditions of the Offers apply to this Letter of Acceptance and Transmittal, which forms part of the Offers.

Capitalized terms used but not defined in this Letter of Acceptance and Transmittal which are defined in the Offers and Circular dated December 23, 2004 have the respective meanings set out in the Offers and Circular.

TO:	Linedata Services Canada Inc.

AND TO:	Computershare Investor Services Inc. (the “Depositary”), at its offices set out herein

The undersigned delivers to you the enclosed certificate(s) for FMC Shares and, subject only to the provisions of the Offers regarding withdrawal, irrevocably accepts the Offers for such FMC Shares upon the terms and conditions contained in the Offers. The following are the details of the enclosed certificate(s):

Certificate Number(s)	Name in which Registered			Number of FMC Shares Represented by Certificate	Number of FMC Shares Deposited
Class of FMC Shares (please check one)
		Common Shares	Class C Shares
		☐	☐
		☐	☐
		☐	☐
TOTAL:

(If the space is insufficient, please attach a list in the above form.)

* Unless otherwise indicated, all FMC Shares evidenced by any certificate(s) submitted to the Depositary will be deemed to have been deposited under the Offers.  See Instruction 6.

The undersigned acknowledges receipt of the Offers and represents and warrants that: (a) the undersigned has full power and authority to deposit, sell, assign and transfer the FMC Shares (including the associated SRP Rights) represented by the enclosed certificate(s) (the “Deposited Securities”) and any and all dividends, distributions, payments, securities, property or other interests (collectively, “Distributions”) being deposited to the Offers; (b) the Deposited Securities and Distributions are not subject to any trust arrangement, neither legal nor any beneficial interest in the Deposited Securities or Distributions has been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any legal or beneficial interest in any of the Deposited Securities or Distributions, to any other person; (c) the deposit of the Deposited Securities and Distributions complies with Laws; and (d) when the Deposited Securities and Distributions are taken up and paid for by Linedata Canada, Linedata Canada will acquire good title thereto, free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others.

IN CONSIDERATION OF THE OFFERS AND FOR VALUE RECEIVED, the undersigned irrevocably assigns to Linedata Canada all of the right, title and interest of the undersigned in and to the Deposited Securities and in and to any Distributions which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Securities or any of them after December 20, 2004, as well as the right of the undersigned to receive any and all Distributions. If, after December 20, 2004, FMC should declare, make or pay any Distribution in respect of the Deposited Securities which is payable or distributable to Shareholders on a record date which is prior to the date of transfer of such Deposited Securities into the name of Linedata Canada or its nominees or transferees on the share registers maintained by or on behalf of FMC, then the undersigned acknowledges that: (a) in the case of any such cash Distribution that does not exceed the cash portion of the purchase price payable to a Shareholder under the Offers, the cash payable to the Shareholder pursuant to the Offers will be reduced by the amount of any such Distribution; and (b) in the case of any such cash Distribution that exceeds the cash portion of the purchase price payable to a Shareholder under the Offers, or in the case of any other Distribution, the whole of any such Distribution will be received and held by the depositing Shareholder for the account of and for the benefit of Linedata Canada and will be promptly remitted and transferred by the depositing Shareholder to the Depositary for the account of Linedata Canada, accompanied by appropriate documentation of transfer. Pending such remittance, Linedata Canada will be entitled to all rights and privileges as owner of any such Distribution and may withhold the entire purchase price payable by Linedata Canada pursuant to the Offers or deduct from the purchase price payable by Linedata Canada pursuant to the Offers the amount or value of the Distribution, as determined by Linedata Canada in its sole discretion.

Shareholders whose FMC Share certificates are not immediately available or who cannot cause their FMC Share certificates and all other required documents to be delivered to the Depositary at or before the Expiry Time must deliver their FMC Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offers, “Manner of Acceptance - Procedure for Guaranteed Delivery”.

The undersigned irrevocably appoints each officer of Linedata Canada and any other person designated by Linedata Canada in writing, as the true and lawful agent, attorney and attorney-in-fact and proxy of the undersigned with respect to the Deposited Securities taken up and paid for under the Offers and any Distributions on such FMC Shares with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable) to, in the name of and on behalf of the undersigned: (a) to register or record the transfer and/or cancellation of such Deposited Securities and Distributions consisting of securities on the registers of FMC; (b) for as long as any of such Deposited Securities and Distributions consisting of securities are registered or recorded in the name of the undersigned (whether or not they are now so registered or recorded), to exercise any and all rights of the undersigned with respect to such Deposited Securities and Distributions consisting of securities, to execute and deliver any and all instruments of proxy, authorizations or consents in form and on terms satisfactory to Linedata Canada in respect of any such Deposited Securities and Distributions consisting of securities, to revoke any such instrument, authorization or consent to designate in such instrument, authorization or consent and/or to designate in any such instruments of proxy any person or persons as the proxy of the undersigned in respect of such Deposited Securities and Distributions consisting of securities for all purposes; and (c) to execute, endorse and negotiate any and all cheques or other instruments respecting any Distribution payable to or to the order of, or endorse in favour of, the undersigned.

The undersigned revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Securities or any Distributions. No subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the Deposited Securities or any Distributions by or on behalf of the undersigned, unless the Deposited Securities are not taken up and paid for under the Offers.

The undersigned agrees not to vote any of the Deposited Securities at any meeting of holders of relevant securities of FMC and not to exercise any of the other rights or privileges attaching to any of such Deposited Securities or Distributions consisting of securities. The undersigned agrees further to execute and deliver to Linedata Canada any and all instruments of proxy, authorizations or consents in respect of all or any such Deposited Securities or Distributions consisting of securities. The undersigned agrees further to appoint in any such instruments of proxy, authorizations or consents the person or persons specified by Linedata Canada as the proxy of the undersigned.

The undersigned covenants and agrees to execute, upon request, any additional documents, transfers and other assurances as may be necessary or desirable to convey the Deposited Securities and Distributions effectively to Linedata Canada.

Each authority conferred or agreed to be conferred by the undersigned in this Letter of Acceptance and Transmittal may be exercised during any subsequent legal incapacity of the undersigned and survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned in this Letter of Acceptance and Transmittal shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned. Except as stated in the Offers, the deposit of FMC Shares pursuant to this Letter of Acceptance and Transmittal is irrevocable.

By reason of the use by the undersigned of an English language form of Letter of Acceptance and Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Offers as accepted through this Letter of Acceptance and Transmittal, as well as all documents related thereto, be drawn up exclusively in the English language.  En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné sont présumés avoir requis que tout contrat attesté par les offres acceptée par cette lettre d’acceptation et d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

BLOCK A	BLOCK B

ISSUE CHEQUE AND REGISTER LINEDATA SHARES IN NAME OF: (please print)	SEND CHEQUE AND CERTIFICATE OF HOLDING OF SECURITIES IN BOOK ENTRY FORM WITH RESPECT TO LINEDATA SHARES (Unless BLOCK C is checked) TO: (please print)

(Name)	(Name)

(Street Address and Number)	(Street Address and Number)

(City and Province or State)	(City and Province or State)

(Country and Postal (Zip) Code)	(Country and Postal (Zip) Code)

(Telephone - Business Hours)
BLOCK C

☐ HOLD CERTIFICATE OF HOLDING OF SECURITIES IN BOOK ENTRY FORM WITH RESPECT TO LINEDATA SHARES AND CHEQUE (if any) FOR PICK-UP
(Social Insurance or Social Security Number)

Signature guaranteed by (if required under Instruction 4)	Date

Authorized Signature	Signature of Shareholder or Authorized Representative
(see Instruction 5)

Name of Guarantor	Name of Shareholder
(please print)	(please print)

Address	Name of Authorized Representative
(please print)	(if applicable) (please print)

Daytime telephone number of Shareholder or Authorized
Representative

BLOCK D

☐ CHECK HERE IF FMC SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE TORONTO OFFICE OF THE DEPOSITARY AND COMPLETE THE FOLLOWING: (please print)

Name of Registered Holder	Name of Institution which Guaranteed Delivery

Date of Guaranteed Delivery

BLOCK E

FOR U.S. SECURITYHOLDERS

SUBSTITUTE

FORM W-9

To be completed by U.S. Securityholders only (see Instruction 7)

Name:

Business Name, if different from above:

Check Appropriate box:	☐	Individual/Sole Proprietor	☐	Corporation
	☐	Partnership	☐	Other

Address:
To be completed by U.S. Securityholders only (See Instruction 7)

Under penalties of perjury, I certify that:

1.             The social security or other taxpayer identification number stated below is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.             I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the United States Internal Revenue Services (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.             I am a U.S. person (including a U.S. resident alien).

Certification Instructions.  You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were the subject to backup withholding you received another notification by the IRS that you are no longer subject to backup withholding, do not cross out item 2.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid back-up withholding.

Signature of Shareholder	Date

Taxpayer Identification Number

NOTE: FAILURE TO COMPLETE THIS BLOCK E OR TO PROVIDE THE OFFERORS WITH A SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENT TO YOU PURSUANT TO THE OFFERS.

INSTRUCTIONS

1.             Use of Letter of Acceptance and Transmittal

This Letter of Acceptance and Transmittal (or a manually signed facsimile copy thereof) together with accompanying certificates representing the FMC Shares must be received by the Depositary at any of the offices specified below before 5:00 p.m. (Toronto time) on January 28, 2005 (the “Expiry Time”) unless the Offers are extended or unless the procedures for guaranteed delivery set out in paragraph 2 below are employed.

The method of delivery of certificates representing the FMC Shares, this Letter of Acceptance and Transmittal and all other required documents is at the option and risk of the person depositing the same, and delivery will be deemed effective only when such documents are actually received by the Depositary.  The Offerors recommend that all such documents be delivered by hand delivered to the Depositary at one of the offices set out below, and a receipt obtained, or, if mailed, that registered mail, with return receipt requested, be used and that proper insurance be obtained. Shareholders wishing to accept the Offers whose FMC Shares are registered in the name of a nominee should contact their broker, investment dealer, bank, trust company or other nominee for assistance in depositing their FMC Shares.

2.             Procedures for Guaranteed Delivery

If a Shareholder wishes to deposit FMC Shares pursuant to the Offers and the certificates representing such FMC Shares are not immediately available or the Shareholder is not able to deliver the certificates and all other required documents to the Depositary at or prior to the Expiry Time, those FMC Shares may nevertheless be deposited under the Offers provided that all of the following conditions are met:

(a)           the deposit is made by or through an Eligible Institution (as defined below);

(b)           a Notice of Guaranteed Delivery (printed on green paper) in the form accompanying the Offers or a facsimile thereof, properly completed and duly executed, including a guarantee by an Eligible Institution in the form specified in the Notice of Guaranteed Delivery, is received by the Depositary at its office in Toronto as set out in the Notice of Guaranteed Delivery, at or prior to the Expiry Time; and

(c)           the certificate(s) representing deposited FMC Shares in proper form for transfer together with a Letter of Acceptance and Transmittal in the form accompanying the Offers or a facsimile thereof, properly completed and duly executed, with any required signature guarantees and all other documents required by the Letter of Acceptance and Transmittal, are received by the Depositary at its office in Toronto as set out in the Notice of Guaranteed Delivery at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time.

An “Eligible Institution” means a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the National Association of Securities Dealers or banks and trust companies in the United States.

3.             Signatures

This Letter of Acceptance and Transmittal must be filled in and signed by the holder of FMC Shares accepting the Offers described above or by such holder’s duly authorized representative (in accordance with Instruction 5).

(a)           If this Letter of Acceptance and Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Acceptance and Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) are owned of record by two or more joint owners, all such owners must sign this Letter of Acceptance and Transmittal.

(b)           If this Letter of Acceptance and Transmittal is signed by a person other than the registered owner(s) of the accompanying certificate(s):

(i)            such deposited certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)           the signature(s) on such endorsement or share transfer power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 4 below.

4.             Guarantee of Signatures

Except as otherwise provided in the instructions set out in this Letter of Acceptance and Transmittal or as may be permitted by the Offerors, the signature on this Letter of Acceptance and Transmittal must be guaranteed by an Eligible Institution. If this Letter of Acceptance and Transmittal is executed by a person other than the registered holder of the FMC Shares represented by the certificate(s) deposited therewith, or if the securities are to be returned to a person other than the registered owner or sent to an address other than the address of the registered owner, then the certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered holder, with the signature on the endorsement panel or share transfer power of attorney guaranteed by an Eligible Institution.

5.             Fiduciaries, Representatives and Authorizations

Where this Letter of Acceptance and Transmittal is executed by a person on behalf of an executor, administrator, trustee, guardian, corporation, partnership or association or is executed by any other person acting in a representative capacity, this Letter of Acceptance and Transmittal must be accompanied by satisfactory evidence of the authority to act.  The Offerors or the Depositary, at their discretion, may require additional evidence of appointment or authority or additional documentation.

6.             Partial Tenders

If less than the total number of FMC Shares evidenced by any certificate submitted is to be deposited, fill in the number of FMC Shares to be deposited in the appropriate space on this Letter of Acceptance and Transmittal. In such case, new certificate(s) for the number of FMC Shares not deposited will be sent to the registered holder unless otherwise provided as soon as practicable after the Expiry Time. The total number of FMC Shares evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated.

7.             Substitute Form W-9

Each U.S. Securityholder is required to provide the Depositary with a correct Taxpayer Identification Number (“TIN’’) on the Substitute Form W-9 which is provided in Block E, and to certify whether such holder is subject to backup withholding of federal income tax.  If a U.S. Securityholder has been notified by the Internal Revenue Service that such holder is subject to backup withholding, such holder must cross out item 2 of the Substitute Form W-9, unless such holder has since been notified by the Internal Revenue Service that such holder is no longer subject to backup withholding.  Failure to provide the information in the Substitute Form W-9 may subject a U.S. Securityholder to 28% federal income tax withholding on any payment to such holder made in connection with the purchase of such holder’s FMC

Shares. If a U.S. Securityholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such holder should write “Applied For’’ in the space provided for the TIN in the Substitute Form W-9, and sign and date the Substitute Form W-9.  If “Applied For’’ is written in the Substitute Form W-9 and the Depositary is not provided with a TIN within 60 days, the Depositary will withhold 28% on all payments to such holder made in connection with the purchase of such holder’s FMC Shares until a TIN is provided to the Depositary.  Failure to complete the Substitute Form W-9 will not, by itself, cause shares to be deemed invalidly tendered, but may require the Depositary to withhold 28% of the amount of any payments made pursuant to the Offers.  Backup withholding is not an additional federal income tax.  Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld.  If withholding results in an overpayment of taxes, a refund may be obtained.

8.             Miscellaneous

(a)           If the space on this Letter of Acceptance and Transmittal is insufficient to list all certificates for Deposited Securities, additional certificate numbers and number of Deposited Securities may be included on a separate signed list affixed to this Letter of Acceptance and Transmittal.

(b)           If Deposited Securities are registered in different forms (e.g., ‘John Doe’ and ‘J. Doe’) a separate Letter of Acceptance and Transmittal should be signed for each different registration.

(c)           No alternative, conditional or contingent deposits will be accepted.

(d)           The Offers and any agreement resulting from the acceptance of the Offers will be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

(e)           Additional copies of the Offers and the Circular, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery may be obtained from the Depositary at its addresses listed on the last page of this Letter of Acceptance and Transmittal.

9.             Lost Certificates

If a share certificate has been lost or destroyed, this Letter of Acceptance and Transmittal should be completed as fully as possible and forwarded together with a letter describing the loss, to the Depositary. FMC’s transfer agent will respond with the replacement requirements, which must be properly completed and submitted in good order to the Depositary on or prior to the Expiry Time.

The Depositary for the Offers is:

Computershare Investor Services Inc.

By Mail:

P.O. Box 7021

31 Adelaide Street East

Toronto, Ontario

M5C 3H2

Attention: Corporate Actions

By Hand, Courier or Registered Mail:

Toronto	Montreal

100 University Avenue	650 de Maisonneuve Blvd. West
9th Floor	Suite 700
Toronto, Ontario	Montreal, Québec
M5J 2Y1	H3A 3T2
Attention: Corporate Actions	Attention: Corporate Actions

Toll Free: 1-800-564-6253

E-mail: service@computershare.com

Any questions and requests for assistance may be directed by holders of FMC Shares to the Depositary at its telephone number and location set out above. You may also contact your broker, dealer, bank or trust company or other nominee for assistance.